AMENDMENT NO. 1
                                  to the
                       INVESTMENT ADVISORY CONTRACT
                                  between
           VIRTUS CAPITAL MANAGEMENT, INC. and THE VIRTUS FUNDS
                       contract dated March 1, 1995

                    THE U.S. GOVERNMENT SECURITIES FUND
                     THE VIRGINIA MUNICIPAL BOND FUND
                     THE MARYLAND MUNICIPAL BOND FUND
                      THE TREASURY MONEY MARKET FUND
                           THE MONEY MARKET FUND
                      THE TAX-FREE MONEY MARKET FUND
                          THE STYLE MANAGER FUND
                     THE STYLE MANAGER: LARGE CAP FUND

NAME OF FUND                                        PERCENTAGE OF NET
ASSETS
The Treasury Money Market Fund                         .50 of 1%
The Money Market Fund                                  .50 of 1%
The Tax-Free Money Market Fund                         .50 of 1%
The U.S. Government Securities Fund                    .75 of 1%
The Virginia Municipal Bond Fund                       .75 of 1%
The Maryland Municipal Bond Fund                       .75 of 1%
The Style Manager: Large Cap Fund                      .75 of 1%
The Style Manager Fund                                1.25 of 1%

     For all services rendered by Adviser hereunder, the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to the following percentage (the "applicable percentage") of the average daily net assets of each Fund.

     The fee shall be accrued daily at the rate of 1/365th of the applicable percentage applied to the daily net assets of the Fund.

     The advisory fee so accrued shall be paid to Adviser daily.

     Witness the due execution hereof this 21st day of October, 1996 .

                     VIRTUS CAPITAL MANAGEMENT, INC.
Attest:

/s/ Rhonda M. Watson                          By:/s/ Garry M. Allen
Assistant Secretary                     President

                          THE VIRTUS FUNDS

Attest:

/s/ C. Grant Anderson                         By:/s/ Richard B. Fisher
Assistant Secretary                           Vice President